Exhibit 99.1

LIONSGATE REPORTS FIRST QUARTER FISCAL 2014 REVENUE OF $569.7 MILLION, ADJUSTED EBITDA OF $60.8 MILLION, NET INCOME OF $13.6 MILLION OR $0.10 BASIC EPS AND ADJUSTED NET INCOME OF $25.1 MILLION OR $0.18 ADJUSTED BASIC EPS

SANTA MONICA, CA, and VANCOUVER, BC, August 8, 2013 - Lionsgate (NYSE: LGF) today reported revenue of $569.7 million, adjusted EBITDA of $60.8 million, net income of $13.6 million or $0.10 basic net income per share and adjusted net income of $25.1 million or $0.18 adjusted basic net income per share for the first quarter of Fiscal 2014 (fiscal quarter ended June 30, 2013).

Revenue of $569.7 million for the first quarter increased by 21% compared to $471.8 million in the prior year quarter, reflecting strong performances in the Company's television production, home entertainment and international operations which more than offset a decline in theatrical revenue compared to the prior year quarter. The prior year quarter included all but the first nine days of the domestic theatrical release of the first Hunger Games film. The next film in the blockbuster Hunger Games franchise, The Hunger Games: Catching Fire, will be released worldwide on November 22, 2013.

Adjusted EBITDA of $60.8 million for the first quarter compared to adjusted EBITDA of $17.1 million in the prior year quarter.

Net income for the first quarter was $13.6 million or $0.10 basic net income per share on 136.2 million weighted average number of common shares outstanding compared to a $(44.2) million net loss or $(0.33) basic net loss per share on 133.2 million weighted average number of common shares outstanding during the prior year quarter. Adjusted net income of $25.1 million or $0.18 adjusted basic net income per share, excluding stock-based compensation and early extinguishment of debt costs in the quarter, compared to adjusted net loss of $(26.3) million or $(0.20) adjusted basic net loss per share in the prior year quarter.

Growth in adjusted EBITDA, net income and adjusted net income in the quarter reflected increased digital revenue and the strong performances in the Company's television production, home entertainment and international operations noted above. Net income and adjusted net income also benefited from lower interest expense.

Lionsgate's filmed entertainment backlog, or already contracted future revenue not yet recorded, was $1.1 billion at June 30, 2013.

“We're pleased with our first quarter results, with particularly strong contributions from our diversified television slate, packaged and digital media and our robust international performance,” said Lionsgate Chief Executive Officer Jon Feltheimer. “The fact that our quarter compared favorably to a first quarter last year that included most of the domestic release of the first Hunger Games film illustrates the diversity of our business. The appetite for content is growing, domestically and internationally, across multiple platforms and, as a pure content company, we are well positioned to capitalize on this demand.”

Overall Motion Picture segment revenue for the first quarter was $438.6 million, an increase of 8% from the prior year quarter as gains in home entertainment and international operations more than offset a decline in theatrical revenue.

Lionsgate's home entertainment revenue from both motion pictures and television was $169.4 million for the first quarter, a 16% increase compared to $145.5 million in the prior year quarter, driven by a diversified slate that included Warm Bodies, The Impossible and Texas Chainsaw 3D as well as continued revenue from The Twilight Saga: Breaking Dawn - Part 2, Sinister, The Perks Of Being A Wallflower and The Expendables 2. Digital media revenue increased by 21% to $63.2 million in the quarter.

Television revenue included in the Motion Picture segment was $36.8 million in the first quarter compared to $37.1 million in the prior year quarter.

International Motion Picture segment revenue (excluding Lionsgate U.K.) increased 63% to $79.1 million for the first quarter driven by the strong international performance of Now You See Me, one of the sleeper hits of the summer worldwide, The Twilight Saga: Breaking Dawn - Part 2, The Impossible, Warm Bodies and The Last Stand.

Lionsgate U.K. revenue was $32.4 million in the first quarter compared to $32.6 million in the prior year quarter.

Revenue in the Television Production segment was $131.1 million in the first quarter, more than doubling revenue in the prior year quarter and reflecting strong gains in licensing of domestic television series and international sales. Deliveries in the quarter included Anger Management, Season 6 of Mad Men, Season 1 of Nashville, the debut season of Orange Is The New Black and several shows in syndication, including Season 4 of The Wendy Williams Show, which has been renewed by the Fox station group for three more seasons.

Lionsgate senior management will hold its analyst and investor conference call to discuss its first quarter fiscal 2014 results at 9:00 A.M. ET/6:00 A.M. PT on Friday, August 9, 2013. Interested parties may participate live in the conference call by calling 1-800-230-1059 (612-288-0329 outside the U.S. and Canada).  A full digital replay will be available from Friday morning, August 9, through Friday, August 16, by dialing 1-800-475-6701 (320-365-3844 outside the U.S. and Canada) and using access code 298340.

ABOUT LIONSGATE
Lionsgate is a leading global entertainment company with a strong and diversified presence in motion picture production and distribution, television programming and syndication, home entertainment, family entertainment, digital distribution, new channel platforms and international distribution and sales. Lionsgate currently has 28 television shows on 20 networks spanning its primetime production, distribution and syndication businesses, including such critically-acclaimed hits as the multiple Emmy Award-winning Mad Men and Nurse Jackie, the comedy Anger Management, the network series Nashville, the syndication successes Tyler Perry's House of Payne, its spinoff Meet the Browns, The Wendy Williams Show, Are We There Yet? and the new series Orange Is The New Black.

Its feature film business has been fueled by such recent successes as the blockbuster first installment of The Hunger Games franchise, The Twilight Saga Breaking Dawn - Part 2, Now You See Me, Kevin Hart: Let Me Explain, Warm Bodies, Snitch, Texas Chainsaw 3D, The Expendables 2, The Possession, Sinister, The Cabin in the Woods and Arbitrage. Lionsgate's home entertainment business is an industry leader in box office-to-DVD and box office-to-VOD revenue conversion rate. Lionsgate handles a prestigious and prolific library of approximately 15,000 motion picture and television titles that is an important source of recurring revenue and serves as the foundation for the growth of the Company's core businesses. The Lionsgate and Summit brands remain synonymous with original, daring, quality entertainment in markets around the world.
***
For further information, please contact:
Peter D. Wilkes
310-255-3726
pwilkes@lionsgate.com

The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years.  Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films and television series, budget overruns, limitations imposed by our credit facility and notes, unpredictability of the commercial success of our motion pictures and television programming, the cost of defending our intellectual property, difficulties in integrating acquired businesses, risks related to our acquisition strategy and integration of acquired businesses, the effects of disposition of businesses or assets, technological changes and other trends affecting the entertainment industry, and the risk factors as set forth in Lionsgate's Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on May 30, 2013, as amended in Lionsgate's Quarterly Report on Form 10-Q filed with the SEC on August 8, 2013, which risk factors are incorporated herein by reference.  The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2013	March 31, 2013
	(Amounts in thousands, except share amounts)
ASSETS
Cash and cash equivalents	$51,019	$62,363
Restricted cash	9,010	10,664
Accounts receivable, net of reserves for returns and allowances of $80,424 (March 31, 2013 - $103,418) and provision for doubtful accounts of $4,358 (March 31, 2013 - $4,494)	819,438	787,150
Investment in films and television programs, net	1,185,650	1,244,075
Property and equipment, net	9,266	8,530
Equity method investments	158,161	169,450
Goodwill	323,328	323,328
Other assets	72,594	72,619
Deferred tax assets	80,626	82,690
Total assets	$2,709,092	$2,760,869
LIABILITIES
Senior revolving credit facility	$339,474	$338,474
Senior secured second-priority notes	428,517	432,277
Accounts payable and accrued liabilities	277,534	313,620
Participations and residuals	392,239	409,763
Film obligations and production loans	509,015	569,019
Convertible senior subordinated notes	149,080	87,167
Deferred revenue	233,440	254,023
Total liabilities	2,329,299	2,404,343
Commitments and contingencies
SHAREHOLDERS’ EQUITY
Common shares, no par value, 500,000,000 shares authorized, 136,365,493 shares issued (March 31, 2013 - 135,882,899 shares)	682,352	672,915
Accumulated deficit	(296,295)	(309,912)
Accumulated other comprehensive loss	(6,264)	(6,477)
Total shareholders’ equity	379,793	356,526
Total liabilities and shareholders’ equity	$2,709,092	$2,760,869

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended	Three Months Ended
	June 30, 2013	June 30, 2012
	(Amounts in thousands, except per share amounts)
Revenues	$569,728	$471,820
Expenses:
Direct operating	306,445	245,818
Distribution and marketing	171,460	178,709
General and administration	56,770	52,344
Depreciation and amortization	1,625	2,105
Total expenses	536,300	478,976
Operating income (loss)	33,428	(7,156)
Other expenses (income):
Interest expense
Contractual cash based interest	16,273	22,728
Amortization of debt discount (premium) and deferred financing costs	4,541	4,762
Total interest expense	20,814	27,490
Interest and other income	(1,496)	(950)
Loss on extinguishment of debt	466	8,159
Total other expenses, net	19,784	34,699
Income (loss) before equity interests and income taxes	13,644	(41,855)
Equity interests income (loss)	7,977	(145)
Income (loss) before income taxes	21,621	(42,000)
Income tax provision	8,004	2,200
Net income (loss)	$13,617	$(44,200)

Basic net income (loss) per common share	$0.10	$(0.33)
Diluted net income (loss) per common share	$0.10	$(0.33)

Weighted average number of common shares outstanding:
Basic	136,189	133,234
Diluted	140,745	133,234

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended	Three Months Ended
	June 30, 2013	June 30, 2012
	(Amounts in thousands)
Operating Activities:
Net income (loss)	$13,617	$(44,200)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation of property and equipment	693	758
Amortization of intangible assets	932	1,347
Amortization of films and television programs	219,364	167,097
Amortization of debt discount (premium) and deferred financing costs	4,541	4,762
Non-cash stock-based compensation	13,220	6,173
Dividend payment from equity method investee	9,849	—
Loss on extinguishment of debt	466	8,159
Equity interests (income) loss	(7,977)	145
Deferred income taxes	2,063	—
Changes in operating assets and liabilities:
Restricted cash	1,662	2,956
Accounts receivable, net	(32,516)	196,134
Investment in films and television programs	(160,933)	(161,005)
Other assets	(1,222)	(616)
Accounts payable and accrued liabilities	(33,584)	(44,193)
Participations and residuals	(17,512)	(12,906)
Film obligations	(21,370)	(20,233)
Deferred revenue	(20,582)	46,637
Net Cash Flows Provided By (Used In) Operating Activities	(29,289)	151,015
Investing Activities:
Proceeds from the sale of a portion of equity method investee	9,000	—
Investment in equity method investees	(3,750)	—
Dividends from equity method investee in excess of earnings	4,169	—
Purchases of property and equipment	(1,428)	(386)
Net Cash Flows Provided By (Used In) Investing Activities	7,991	(386)
Financing Activities:
Senior revolving credit facility - borrowings	173,000	274,700
Senior revolving credit facility - repayments	(172,000)	(85,000)
Senior secured second-priority notes - repurchases	(4,280)	—
Term Loan - repayments	—	(185,504)
Convertible senior subordinated notes - borrowings	60,000	—
Production loans - borrowings	108,605	36,969
Production loans - repayments	(82,292)	(174,519)
Pennsylvania Regional Center credit facility - repayments	(65,000)	—
Change in restricted cash collateral associated with financing activities	—	(7,467)
Exercise of stock options	543	52
Tax withholding required on equity awards	(9,019)	(2,745)
Other financing obligations - repayments	—	(3,710)
Net Cash Flows Provided By (Used In) Financing Activities	9,557	(147,224)
Net Change In Cash And Cash Equivalents	(11,741)	3,405
Foreign Exchange Effects on Cash	397	(120)
Cash and Cash Equivalents - Beginning Of Period	62,363	64,298
Cash and Cash Equivalents - End Of Period	$51,019	$67,583

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND EBITDA, AS ADJUSTED

	Three Months Ended	Three Months Ended
	June 30, 2013	June 30, 2012
	(Amounts in thousands)
Net income (loss)	$13,617	$(44,200)
Depreciation and amortization	1,625	2,105
Contractual cash based interest	16,273	22,728
Noncash interest expense	4,541	4,762
Interest and other income	(1,496)	(950)
Income tax provision	8,004	2,200
EBITDA	$42,564	$(13,355)

Loss on extinguishment of debt	466	8,159
Stock-based compensation (1)	17,747	9,749
Acquisition related charges	—	1,727
Non-risk prints and advertising expense	—	10,821
EBITDA, as adjusted	$60,777	$17,101

(1) The three months ended June 30, 2013 and 2012 include cash settled SARs expense of
$3.3 million and $0.7 million, respectively.

EBITDA is defined as earnings before interest, income tax provision or benefit, and depreciation and amortization. EBITDA is a non-GAAP financial measure.

EBITDA, as adjusted represents EBITDA as defined above adjusted for loss on extinguishment of debt, stock-based compensation and acquisition related charges. Stock-based compensation represents compensation expenses associated with stock options, restricted share units and cash settled stock appreciation rights (“SARs”) and equity settled SARs. Acquisition related charges represent severance and transaction costs associated with the acquisition of Summit. Non-risk prints and advertising expense represents the amount of theatrical marketing expense for third party titles that the Company funded and expensed for which a third party provides a guarantee that such expense will be recouped from the performance of the film (i.e. there is no risk of loss to the company) net of an amount of the estimated amortization of participation expense that would have been recorded if such amount had not been expensed. EBITDA, as adjusted is a non-GAAP financial measure.

Management believes EBITDA and EBITDA, as adjusted to be a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations. Presentation of EBITDA and EBITDA, as adjusted is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. While management considers EBITDA and EBITDA, as adjusted to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with Generally Accepted Accounting Principles. EBITDA and EBITDA, as adjusted do not reflect cash available to fund cash requirements. Not all companies calculate EBITDA and EBITDA, as adjusted in the same manner and the measure as presented may not be comparable to similarly-titled measures presented by other companies.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF FREE CASH FLOW TO NET CASH
FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES

	Three Months Ended	Three Months Ended
	June 30, 2013	June 30, 2012
	(Amounts in thousands)
Net Cash Flows Provided By (Used In) Operating Activities	$(29,289)	$151,015
Purchases of property and equipment	(1,428)	(386)
Net borrowings under and (repayment) of production loans	26,313	(137,550)
Free Cash Flow, as defined	$(4,404)	$13,079

Free cash flow is defined as net cash flows provided by (used in) operating activities, less purchases of property and equipment, plus or minus the net increase or decrease in production loans. The adjustment for the production loans is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films associated with production loans prior to the time the Company actually pays for the film. The Company believes that it is more meaningful to reflect the impact of the payment for these films in its free cash flow when the payments are actually made.

Free cash flow is a non-GAAP financial measure as defined in Regulation G promulgated by the Securities and Exchange Commission. This non-GAAP financial measure is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with Generally Accepted Accounting Principles.

Management believes this non-GAAP measure provides useful information to investors regarding cash that our operating businesses generate whether classified as operating or financing activity (related to the production of our films) within our GAAP based statement of cash flows, before taking into account cash movements that are non-operational. Free cash flow is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry. Not all companies calculate free cash flow in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF EBITDA TO FREE CASH FLOW

	Three Months Ended	Three Months Ended
	June 30, 2013	June 30, 2012
	(Amounts in thousands)
EBITDA	$42,564	$(13,355)

Plus: Amortization of film and television programs	219,364	167,097
Less: Cash paid for film and television programs (1)	(155,990)	(318,788)
Amortization of (cash paid for) film and television programs in excess of cash paid (amortization)	63,374	(151,691)

Plus: Non-cash stock-based compensation	13,220	6,173
Plus: Dividend payment from equity method investee	9,849	—
Plus: Equity interests (income) loss	(7,977)	145
Plus: Loss on extinguishment of debt	466	8,159
EBITDA adjusted for net investment in film and television programs, non-cash stock-based compensation, equity interests (income) loss, and loss on extinguishment of debt	121,496	(150,569)

Changes in other operating assets and liabilities:
Restricted cash	1,662	2,956
Accounts receivable, net	(32,516)	196,134
Other assets	(1,222)	(616)
Accounts payable and accrued liabilities	(33,584)	(44,193)
Participations and residuals	(17,512)	(12,906)
Deferred revenue	(20,582)	46,637
	(103,754)	188,012

Purchases of property and equipment	(1,428)	(386)
Interest, taxes and other (2)	(20,718)	(23,978)

Free Cash Flow, as defined	$(4,404)	$13,079
_________________________
(1) Cash paid for film and television programs is calculated using the following amounts as presented in our consolidated statement of cash flows:
Change in investment in film and television programs	$(160,933)	$(161,005)
Change in film obligations	(21,370)	(20,233)
Production loans - borrowings	108,605	36,969
Production loans - repayments	(82,292)	(174,519)
Total cash paid for film and television programs	$(155,990)	$(318,788)
_________________________
(2) Interest, taxes and other consists of the following:
Contractual cash based interest	$(16,273)	$(22,728)
Interest and other income	1,496	950
Current income tax provision	(5,941)	(2,200)
Total interest, taxes and other	$(20,718)	$(23,978)

This reconciliation is provided to illustrate the difference between our EBITDA and free cash flow which are both separately reconciled to their corresponding GAAP metrics.

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF INCOME (LOSS) BEFORE INCOME TAXES, NET
INCOME (LOSS), BASIC AND DILUTED EPS TO ADJUSTED INCOME (LOSS) BEFORE
INCOME TAXES, NET INCOME (LOSS), BASIC AND DILUTED EPS

	Three Months Ended June 30, 2013
	(Amounts in thousands, except per share amounts)
	Income before income taxes	Net income	Basic EPS	Diluted EPS
As reported	$21,621	$13,617	$0.10	$0.10
Loss on extinguishment of debt (1)	466	294	—	—
Stock-based compensation (2)	17,747	11,181	0.08	0.08
As adjusted for loss on extinguishment of debt and stock-based compensation	$39,834	$25,091	$0.18	$0.18

	Three Months Ended June 30, 2012
	(Amounts in thousands, except per share amounts)
	Loss before income taxes	Net loss	Basic EPS	Diluted EPS
As reported	$(42,000)	$(44,200)	$(0.33)	$(0.33)
Loss on extinguishment of debt (1)	8,159	8,159	0.06	0.06
Stock-based compensation (2)	9,749	9,749	0.07	0.07
As adjusted for loss on extinguishment of debt and stock-based compensation	$(24,092)	$(26,292)	$(0.20)	$(0.20)

Income (loss) before income taxes, net income (loss) and basic and diluted EPS, as adjusted are adjusted for the following items:

(1) Loss on early extinguishment of debt: This adjusts income (loss) before income taxes and net income (loss) to eliminate the loss on early extinguishment of debt. The adjustment to net income (loss) is net of the tax impact calculated using the tax rate applicable to each adjustment.

(2) Stock based compensation: Adjustments for stock-based compensation represents compensation expenses associated with stock options, restricted share units, cash settled SARs and equity settled SARs. The adjustment to net income (loss) is net of the tax impact calculated using the tax rate applicable to each adjustment.

Management believes that these non-GAAP measures provide useful information to investors regarding the Company's results as compared to historical periods. The Company uses these measures, among other measures, to evaluate the operating performance of the Company. The Company believes that the adjusted results provide relevant and useful information for investors because they clarify the Company's actual operating performance and allow investors to review our operating performance in the same way as our management. Since these measures are not calculated in accordance with generally accepted accounting principles, they should not be considered in isolation of, or as a substitute for income (loss) before income taxes, net income (loss), basic and diluted EPS. Not all companies calculate income (loss) before income taxes, net income (loss), basic and diluted EPS as adjusted in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies.